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FOR IMMEDIATE RELEASE                                         NEWS ANNOUNCEMENT


Contact:  Steve Yeich
          Printrak International Inc.
          714/238-2047


          PRINTRAK ANNOUNCES RESIGNATION OF CFO CASTLEMAN

          ANAHEIM, Calif., June 9, 1998 -- Printrak International Inc. (NASDAQ:AFIS) today announces Chief Financial Officer Alfred Castleman has resigned from all positions with the company to pursue other opportunities.

          President and Chief Executive Officer Richard Giles will temporarily assume CFO duties until a replacement is named.

COMPANY INFORMATION

          Printrak International Inc. (HTTP://WWW.PRINTRAKINTERNATIONAL.COM), is a leading worldwide supplier of integrated identification and information systems used primarily in criminal justice and public safety applications, and with increasing frequency in civil applications such as welfare and immigration control. The company provides networked fingerprint, photo imaging, computer-aided dispatch and automated records management systems. The company's systems serve approximately 700 national, state, county, and municipal agencies in 36 countries.

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